SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) dated August __, 2009, is made by Ventiv Commercial Services, LLC, a New Jersey limited liability company, having a place of business at 500 Atrium Drive, Somerset, New Jersey 08873 (“Creditor”), Millennium Biotechnologies Group, Inc., a Delaware corporation having its place of business at 665 Martinsville Road, Basking Ridge, New Jersey (the “Parent”), Millennium Biotechnologies, Inc., a Delaware corporation having its place of business at 665 Martinsville Road, Basking Ridge, New Jersey (the “Subsidiary” and together with Parent the “Debtors”); and the holders of Parent’s Senior Secured 12% Notes (collectively the “Lenders”).

RECITALS

A.          Lender represents that it has extended and/or will extend a loan (the “Loan”) to Parent in the aggregate principal amount of up to $7,800,000.00.  The Loan is evidenced by certain promissory notes in the principal amount of up to $7,800,000.00 by Borrower and payable to the order of Lenders (as amended or modified from time to time, the "Unit Notes").  The Loan is secured by a certain Security Agreement dated as of the date hereof (the "Security Agreement") and certain other documents which have been executed in connection with the Loan by Parent and Subsidiary (such documents, as the same may have been amended from time to time, are collectively referred to herein as the “Security Documents”).  The payment of the Unit Notes is unconditionally guaranteed by Subsidiary.  The Unit Notes, the Security Agreement, the Security Documents and the Guaranty, are collectively called the “Loan Documents”.

B.           Creditor previously extended a loan to Debtors as evidenced by a Note dated September 27, 2009 in the original principal amount of $2,710,563, which principal amount, following amendment dated as of August 1, 2009, has been reduced to $400,000 (the “Subordinate Loan”) in accordance with the terms and conditions set forth in the second Amendment to Security Agreements and Convertible promissory Note made effective as of August 1, 2009.    The Subordinate Loan is secured by a security agreement made by each of the Debtors creating a lien on all of their property and assets (the “Subordinate Security Agreement’).  The payment of the Subordinate Notes is unconditionally guaranteed by Parent as set forth in the Subordinate Note.  The Subordinate Note and the Subordinate Security Agreement are hereinafter called the “Subordinate Loan Documents”.

C.           As a condition to Lenders making the Loan to Parent, and with the knowledge that Lenders would not make the Loan without Creditor’s execution and delivery of this Agreement, Creditor has agreed to execute and deliver this Agreement.

NOW THEREFORE, in consideration of the foregoing, the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto do hereby agree as follows:

1.           Subordination of Subordinate Loan.  Creditor and Debtors each agree that the Subordinate Loan is, and shall continue to be, subordinate in right of payment to the prior payment in full of the indebtedness of Debtors to Lenders as specifically identified in the Unit Notes (the “Obligations”).

2.           Conditional Non-Payment on the Subordinate Loan.  Creditor agrees not to ask, demand, sue for, take, or receive from Debtors , directly or indirectly, in cash or other property, by set-off or in any other matter, payment of all, or any part of, the Subordinate Loan unless and until the Debtors are in Default under the terms of the Subordinate Loan Documents and such default has not been cured for a period of six months following the occurrence of such default (the “Six Month Default Date”), Debtor shall provide Creditor with written notice in the event it receives a default notice from the Unit Note holders.  Notwithstanding the foregoing, so long as there is no default or event of default under any of the Unit Notes, Creditor may receive a payment of principal and/or interest from the Debtors in accordance with the terms of the Subordinate Loan Documents.

3.           Priority.  Debtor’s represents and warrant that except to the extent subordinated to the Lenders to the extent set forth in this Agreement, Creditor has a priorty lien position.

4.           Subordination of Documents.  All of the Subordinate Loan Documents are hereby subordinated and made subject to the Loan Documents.  Without limitation of the foregoing, the liens, provisions and security interests of the Subordinate Security Agreement are hereby subordinated to the Security Agreement.  Creditor further agrees not to exercise any of its rights or remedies against Debtors under the Subordinate Loan Documents (including, but not limited to, the commencement of or participation in any Enforcement Action (as defined below)) without the prior written consent of Lenders, which may be granted or denied in Lenders’ sole and absolute discretion provided such consent shall not be required following the Six Month Default Date.  As used herein, “Enforcement Action” shall mean, without limitation, any action or proceeding to recover the indebtedness evidenced by the Subordinate Loan Documents, the commencement of a foreclosure proceeding, the exercise of a statutory power of sale, the taking of a deed or assignment in the manner of a deed in lieu of foreclosure, the obtaining of a receiver or the taking of any other enforcement action whatsoever against, or the taking of possession or control of, the Property or any other collateral securing the Subordinate Loan or the Loan, as the case may be, or otherwise the exercise of any of the rights or remedies available to Lenders under the Loan Documents upon the occurrence of a default or event of default under the Loan Documents or to Creditor under the Subordinate Loan Documents or as permitted by applicable law, as the case may be.  Notwithstanding anything contained herein to the contrary, any Enforcement Action by the Creditor shall be subject and subordinate to the superior lien of Lenders.

5.           Amendments, etc.  No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

6.           Notices.  All notices, requests and other communications to either party hereunder shall be in writing and shall be given to such party at its address set forth below or at such other address as such party may hereafter specify for the purpose of notice to Creditor, Borrower or Lender.  Each such notice, request or other communication shall be effective (a) if given by mail, when such notice is deposited in the United States Mail with first class postage prepaid, addressed as aforesaid, provided that such mailing is by registered or certified mail, return receipt requested, or (b) if given by overnight delivery, when deposited with a nationally recognized overnight delivery service such as Federal Express or Airborne with all fees and charges prepaid, addressed as provided below.

If to Creditor:	Ventiv Commercial Services, LLC,
500 Atrium Drive
Somerset, New Jersey 08873
Attention: Michael Ryan

With a copy to:	David S. Blatteis, Esq.
Norris, McLaughlin & Marcus, P.A.
721 Route 202-206
P.O. Box 5933 Bridgewater, NJ 08807-5933

If to Debtors:	Millennium Biotechnologies Group, Inc.
Attn: President
665 Martinsville Road
Basking Ridge, New Jersey 07920

If to Lender:

2

Notices to Debtors shall be copied to Peter R. Silverman, Silverman Sclar Shin & Byrne PLLC, 381 Park Avenue South, 16th Floor, New York, New York 10016.

7.           Continuing and Binding Agreement.  This Agreement is a continuing agreement and shall:  (a) remain in full force and effect until the Obligations shall have been paid in full; (b) be binding upon Creditor, Debtors, and their respective heirs, successor and assigns; and (c) inure to the benefit of and be enforceable by Lender and its heirs, successors, transferees, and assigns.

8.           Assignment.  This Agreement may be endorsed, assigned and transferred in whole or in part by Lender, and any such holder and assignee of this Agreement shall succeed to and be possessed of the rights of Lender under this Agreement to the extent transferred and assigned.

9.           Entire Agreement.  This Agreement contains the entire terms of the Agreement between the parties with respect to the subject matter hereof.  This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and all prior drafts of this Agreement as if such discussions, agreements and drafts never existed.

10.         Headings.  The headings of the Sections of this Agreement are for the convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

11.         Partial Invalidity.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

12.         Gender.  Whenever the singular or plural number, or the masculine, feminine or neuter gender is used herein, it shall legally include the other.

13.         Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey; provided, however, that if any applicable conflict or choice of law rules would choose the law of another state, Borrower and Creditor each hereby waive such rules and agree that New Jersey substantive, procedural and constitutional law shall nonetheless govern.  Any action brought by Crediotr or Debtors relating to this Agreement shall be broughtin the State or federal courts located in the State of New Jersey.

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written, to be effective for all purposes as of such date.

Ventiv Commercial Services, LLC

By:	/s/ Michael P. Ryan
Print:	Michael P. Ryan
Its:	Chief Financial Officer

Millennium Biotechnologies, Inc. a Delaware Corp.

By:	/s/ Mark C. Mirken
Name: Mark C. Mirken
Title: Chief Executive Officer

Millennium Biotechnologies Group, Inc.

By:	/s/ Mark C. Mirken
Name: Mark C. Mirken
Title: Chief Executive Officer

LENDERS

/s/ Leon Frenkel	, as representative
of the Unit Note Holders

/s/ Seahorse Enterprises, LLC.	, as representative
of the Unit Note Holders

/s/ Kenneth Sadowsky	, as representative
of the Unit Note Holders